UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
______________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2019
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State Street Corporation
(Exact Name of Registrant as Specified in Charter)
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Massachusetts	001-07511	04-2456637
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Lincoln Street Boston, Massachusetts, 02111
(Address of principal executive offices, and Zip Code)

Registrant’s telephone number, including area code: (617) 786-3000
______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to section 12(b) of the Act:

(Title of each class)	(Trading Symbol)	(Name of each exchange on which registered)
Common stock, $1 par value per share	STT	New York Stock Exchange
Depositary Shares, each representing a 1/4,000th ownership interest in a share of Non-Cumulative Perpetual Preferred Stock, Series C, without par value per share	STT.PRC	New York Stock Exchange
Depositary Shares, each representing a 1/4,000th ownership interest in a share of Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series D, without par value per share	STT.PRD	New York Stock Exchange
Depositary Shares, each representing a 1/4,000th ownership interest in a share of Non-Cumulative Perpetual Preferred Stock, Series E, without par value per share	STT.PRE	New York Stock Exchange
Depositary Shares, each representing a 1/4,000th ownership interest in a share of Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series G, without par value per share	STT.PRG	New York Stock Exchange

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 17, 2019, State Street Corporation announced that Karen C. Keenan, Executive Vice President and Chief Administrative Officer, is taking a personal leave of absence. Tracy A. Atkinson, who previously served as Executive Vice President and Chief Compliance Officer, has assumed the role of acting Chief Administrative Officer, effective immediately.

Item 5.07.     Submission of Matters to a Vote of Security Holders.
On May 15, 2019, State Street Corporation held its annual meeting of shareholders. At the meeting, 342,125,780 shares of State Street’s common stock were represented in person or by proxy. This represented approximately 91% of the 377,025,361 shares of State Street’s common stock outstanding as of the close of business on March 8, 2019, the record date for the meeting. The following matters were voted on at the meeting:

•	the election of twelve director nominees;

•	the approval of an advisory proposal on executive compensation; and

•	the ratification of the selection of Ernst & Young LLP as State Street’s independent registered public accounting firm for the year ending December 31, 2019.

The shareholders voted: to elect the twelve director nominees; to approve the advisory proposal on executive compensation; and to ratify the selection of the independent registered public accounting firm.
The number of votes cast for or against and the number of abstentions and broker non-votes, as applicable, in connection with each matter presented for shareholder consideration at the meeting, are set forth below:
Proposal 1 - Election of Directors

	For	Against	Abstain	Broker Non-Votes
Kennett F. Burnes	309,609,437	9,572,441	270,332	22,673,570
Patrick de Saint-Aignan	317,238,976	1,937,886	275,348	22,673,570
Lynn A. Dugle	317,346,269	1,836,439	269,502	22,673,570
Amelia C. Fawcett	312,440,978	6,744,294	266,938	22,673,570
William C. Freda	317,721,763	1,444,898	285,549	22,673,570
Joseph L. Hooley	311,265,345	7,875,042	311,823	22,673,570
Sara Mathew	316,751,070	2,423,811	277,329	22,673,570
William L. Meaney	315,552,508	3,614,826	284,876	22,673,570
Ronald P. O’Hanley	315,648,715	3,531,517	271,978	22,673,570
Sean O’Sullivan	317,838,014	1,335,915	278,281	22,673,570
Richard P. Sergel	306,680,357	12,507,164	264,689	22,673,570
Gregory L. Summe	305,154,838	14,021,677	275,695	22,673,570

Proposal 2 - Advisory Proposal on Executive Compensation

For	Against	Abstain	Broker Non-Votes
289,723,087	29,043,526	685,597 *	22,673,570 *
90.9%	9.1%	*	*

Proposal 3 - Ratification of the selection of Ernst & Young LLP as State Street’s Independent Registered Public Accounting Firm for the Year Ending December 31, 2019

For	Against	Abstain	Broker Non-Votes
330,455,102	11,496,123	174,555 *	**
96.6%	3.4%	*	**
* Not counted as votes cast

**	Not applicable

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE STREET CORPORATION

		By:	/s/ DAVID C. PHELAN
		Name:	David C. Phelan,
		Title:	Executive Vice President and General Counsel
Date:	May 17, 2019